Exhibit 99.5

Trammell Crow Company
Other Data
(UNAUDITED)

	September 30, 2003	December 31, 2002

Number of Brokers	531	501

Development Inventory (in millions):
In process inventory	$3,388	$3,605
Pipeline inventory	860	1,398
Total Inventory	$4,248	$5,003